UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): June 30, 2008

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Wireless HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-16151 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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250 Vesey Street
New York, New York 10281
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As a result of a distribution of FairPoint Communications, Inc. (NYSE ticker “FRP”) to its shareholders by Verizon Communications Inc. (NYSE ticker “VZ”), an underlying constituent of the Wireless HOLDRS Trust, effective April 1, 2008, each shareholder of VZ received 0.0189 shares of FRP.  The new price of VZ equaled 0.0189 times the closing price of FRP, then subtracted from the closing price of VZ.  FRP was added to the index effective April 1, 2008.  The quantity of shares of Verizon Communications Inc. represented by each 100 share round lot of Wireless HOLDRS and the consideration for the respective transaction is as follows: for the 17 shares of Verizon Communications Inc. per 100 share round lot of Wireless HOLDRS, The Bank of New York will receive 0.3206 shares of FairPoint Communications Inc.

The quantity of shares of Ericsson (NASDAQ ticker “ERIC”) represented by each 100 share round lot of Wireless HOLDRS increased to 14.8 shares (from 7.4) due to the 2 for 1 stock split of Ericsson.  Effective June 13, 2008, the deposits of Ericsson Common Stock for creation of Wireless HOLDRS also increased to 14.8 per round lot of 100 Wireless HOLDRS due to the 2 for 1 stock split.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Wireless HOLDRS Trust Prospectus Supplement dated June 30, 2008 to Prospectus dated August 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

Date: August 11, 2008	By:	/s/	Satyanarayan R. Chada
	Name:	Satyanarayan R. Chada
	Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Wireless HOLDRS Trust Prospectus Supplement dated June 30, 2008 to Prospectus dated August 15, 2007.